Exhibit 99.1

CLAYTON WILLIAMS ENERGY ANNOUNCES THIRD QUARTER 2016
FINANCIAL RESULTS

Midland, Texas, November 2, 2016 (BUSINESS WIRE) - Clayton Williams Energy, Inc. (the “Company”) (NYSE-CWEI) today reported its financial results for the third quarter of 2016.

Summary

•	Oil and Gas Production of 14 MBOE/d

•	Cash Flow from Operations of $24.1 million; EBITDAX[2] (non-GAAP) of $18.4 million

•	Liquidity of $321.1 million, including cash and short-term investments

•	Sold Glasscock County, Texas assets for $19.4 million

•	Announced sale of Giddings Area assets for $400 million

•	Recent Actions to Improve Balance Sheet

Financial Results for the Third Quarter of 2016

The Company reported a net loss for the third quarter of 2016 (“3Q16”) of $148.8 million, or $10.62 per share, as compared to a net loss of $9.4 million, or $0.77 per share, for the third quarter of 2015 (“3Q15”). Adjusted net loss1 (non-GAAP) for 3Q16 was $35.1 million, or $2.50 per share, as compared to adjusted net loss1 (non-GAAP) of $14.9 million, or $1.23 per share, for 3Q15. Cash flow from operations for 3Q16 was $24.1 million as compared to $26.4 million for 3Q15. EBITDAX2 (non-GAAP) for 3Q16 was $18.4 million as compared to $28.7 million for 3Q15.

For the nine months ended September 30, 2016, net loss attributable to Company stockholders was $265 million, or $20.72 per share, as compared to net loss of $51 million, or $4.19 per share, for the same period in 2015. Adjusted net loss1 (non-GAAP) for the nine-month period in 2016 was $96.1 million, or $7.52 per share, as compared to adjusted net loss1 (non-GAAP) of $48.5 million, or $3.99 per share, for the same period in 2015. Cash flow from operations for the nine-month period in 2016 was $8 million as compared to $55 million during the same period in 2015. EBITDAX2 (non-GAAP) for the nine-month period in 2016 was $41.3 million as compared to $91.4 million for the same period in 2015.

The key factors affecting the comparability of financial results for 3Q16 versus 3Q15 were:

•
Oil and gas sales for 3Q16, excluding amortized deferred revenues, decreased $7.5 million compared to 3Q15. Production variances accounted for a $5.7 million decrease and price variances accounted for a $1.8 million decrease. Average realized oil prices were $40.62 per barrel in 3Q16 versus $43.26 per barrel in 3Q15, average realized gas prices were $2.94 per Mcf in 3Q16 versus $2.71 per Mcf in 3Q15, and average realized natural gas liquids (“NGL”) prices were $13.14 per barrel in 3Q16 versus $11.01 per barrel in 3Q15. Amortized deferred revenue in 3Q16 totaled $0.4 million as compared to $0.8 million in 3Q15.

•
Oil, gas and NGL production per barrel of oil equivalent (“BOE”) decreased 10% in 3Q16 as compared to 3Q15, with oil production decreasing 11% to 9,935 barrels per day, gas production decreasing 19% to 13,989 Mcf per day, and NGL production increasing 9% to 1,685 barrels per day. Oil and NGL production accounted for approximately 83% of the Company’s total BOE production in 3Q16 versus 82% in 3Q15. After giving effect to the sale of interests in certain wells in Glasscock County, Texas in July 2016 and the sale of selected leases and wells in South Louisiana in September 2015, oil, gas and NGL production per BOE decreased 7% in 3Q16 as compared to 3Q15. See accompanying tables for additional information about the Company’s oil and gas production.

•
Production costs in 3Q16 were $17.8 million versus $20.7 million in 3Q15 due to lower oilfield service costs. Production costs on a BOE basis, excluding production taxes, decreased 3% to $12.25 per BOE in 3Q16 versus $12.68 per BOE in 3Q15.

•
Interest expense for 3Q16 was $26.6 million versus $13.6 million for 3Q15. The increase was due primarily to $13.9 million of incremental interest expense on funded indebtedness incurred under a second lien term loan credit facility issued in connection with a refinancing in March 2016 (the “Refinancing”). For 3Q16, the Company elected to pay interest on the term loan facility in-kind and resulted in an increase in the principal amount of the term loan to $377.2 million.

•
The Company accounts for the warrants issued in connection with the Refinancing as derivative instruments and carries the warrants as a non-current liability at their fair value. The Company recorded a $123.4 million loss on change in fair value in 3Q16 due primarily to the impact on the valuation model of a 211% increase in the market price of the Company’s common stock from $27.46 at June 30, 2016 to $85.44 at September 30, 2016.

•
Gain on commodity derivatives for 3Q16 was $1.3 million (net of a $2.4 million loss on settled contracts) versus a gain on commodity derivatives in 3Q15 of $18.1 million (including a $6.4 million gain on settled contracts). See accompanying tables for additional information about the Company’s accounting for derivatives.

•
Lower commodity prices negatively impacted our results of operations due to asset impairments. We recorded an impairment of proved properties of $1.1 million in 3Q16 related primarily to non-core prospects in California and the Cotton Valley area of Texas versus $3.1 million in 3Q15 related to non-core prospects in the Permian Basin and California.

•
General and administrative expenses for 3Q16 were $5.6 million versus $4.6 million for 3Q15. Changes in compensation expense related to the Company’s APO reward plans accounted for $0.9 million of the increase ($1.1 million credit in 3Q16 versus $2 million credit in 3Q15), and additional expense related to issuances of restricted stock and stock options under the Company’s recent long-term incentive plan accounted for a $0.8 million increase. These increases were partially offset by reductions in salary and personnel expense.

•	The Company redeemed $100 million of 7.75% Senior Notes due 2019 in a tender offer in August 2016 and recorded a gain on early extinguishment of long-term debt during 3Q16 of $4 million.

1 See “Computation of Adjusted Net Loss (non-GAAP)” below for an explanation of how the Company calculates and uses adjusted net loss (non-GAAP) and for a reconciliation of net loss (GAAP) to adjusted net loss (non-GAAP).

2 See “Computation of EBITDAX (non-GAAP)” below for an explanation of how the Company calculates and uses EBITDAX (non-GAAP) and for a reconciliation of net loss (GAAP) to EBITDAX (non-GAAP).
Balance Sheet and Liquidity

As of September 30, 2016, total long-term debt was $846.5 million, consisting of $351.5 million (net of $25.7 million of original issue discount and debt issuance costs) under the second lien term loan credit facility and $495 million, net of costs, of 7.75% Senior Notes due 2019 (the “Notes”). The borrowing base established by the banks under the revolving credit facility and the aggregate lender commitment was $100 million at September 30, 2016. The Company had $98.1 million of availability under the revolving credit facility after allowing for outstanding letters of credit of $1.9 million. Liquidity, consisting of cash, short-term investments and funds available on the revolving credit facility, totaled $321.1 million.

In July 2016, the Company entered into an agreement to sell 5,051,100 shares of common stock to funds managed by Ares Management, L.P. for cash proceeds of $150 million or approximately $29.70 per share, which transaction closed on August 29, 2016. In connection with the transaction, lenders under the Company’s term loan credit facility waived certain restrictions to enable the Company to use proceeds from equity issuances and specified asset sales for debt reduction and capital expenditures.

In July 2016, the Company commenced a modified “Dutch Auction” cash tender offer to purchase up to $100 million aggregate principal amount of Notes, which offer expired on August 29, 2016. The Company accepted for purchase $100 million in aggregate principal amount of Notes at a purchase price of $947.50 per $1,000 principal amount, which included an early tender premium of $30.00 for each $1,000 principal amount of Notes so purchased.

Operational Update

During 3Q16, the Company drilled and completed two wells in Reeves County, Texas. For the remainder of the year, the Company plans to drill four more wells in Reeves County, Texas targeting the Wolfcamp A and Wolfcamp C benches. For 2016, the Company expects to have eight wells drilled by year end, with five on production and three in various stages of completion.

The Collier 34-51 #1H, the Company’s first slick water completion, that had an initial seven day flow-back of just over 2,100 BOE per day continues to perform above our expectations. The peak 30-day production from this well averaged 2,089 BOE per day (82% Oil, 9% NGL). This well has been on production since mid-July and is currently producing at a daily rate of 1,312 BOE.

We plan to announce our 2017 capital program and annual public guidance during the first quarter of 2017.

Subsequent Events

On October 24, 2016, the Company announced that it had entered into a definitive purchase and sale agreement with a third party to sell substantially all of the Company’s assets in the Giddings Area in East Central Texas for a sale price of $400 million. The sale is subject to customary closing conditions and adjustments. The Company expects to close the sale in December 2016 and use the proceeds from the sale to fund development in the Delaware Basin and repay a portion of its outstanding indebtedness.

Scheduled Conference Call

The Company will host a conference call to discuss these results and other forward-looking items Thursday, November 2rd at 9:30 a.m. CT (10:30 a.m. ET).

A live webcast for investors and analysts will be available on the Company’s website at www.claytonwilliams.com under the “Investors” section. The webcast will be archived on the site for 30 days following the call.

Participants should call (877) 868-1835 and indicate 4131903 as the conference passcode. A replay will be available from 12:30 p.m. CT (1:30 p.m. ET) on November 2rd until November 10th. To listen to the replay dial (855) 859-2056 and enter passcode 4131903.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements.  These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events.  The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Patti Hollums                    Jaime R. Casas
Director of Investor Relations            Chief Financial Officer
(432) 688-3419                    (432) 688-3224
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com

TABLES AND SUPPLEMENTAL INFORMATION FOLLOW

CLAYTON WILLIAMS ENERGY, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
REVENUES
Oil and gas sales	$43,470	$51,307	$113,351	$178,539
Midstream services	1,538	1,500	3,897	4,714
Drilling rig services	—	—	—	23
Other operating revenues	10,430	1,774	10,699	8,678
Total revenues	55,438	54,581	127,947	191,954

COSTS AND EXPENSES
Production	17,776	20,665	54,160	67,188
Exploration:
Abandonments and impairments	2,483	874	3,507	5,005
Seismic and other	(8)	239	421	1,210
Midstream services	195	406	1,364	1,339
Drilling rig services	1,125	922	3,591	4,418
Depreciation, depletion and amortization	38,349	36,861	115,140	121,636
Impairment of property and equipment	1,091	3,089	3,438	5,620
Accretion of asset retirement obligations	1,290	1,001	3,360	2,936
General and administrative	5,571	4,631	23,027	25,102
Other operating expenses	579	5,632	3,094	8,479
Total costs and expenses	68,451	74,320	211,102	242,933
Operating loss	(13,013)	(19,739)	(83,155)	(50,979)

OTHER INCOME (EXPENSE)
Interest expense	(26,580)	(13,565)	(70,224)	(40,451)
Gain on early extinguishment of long-term debt	3,967	—	3,967	—
Loss on change in fair value of common stock warrants	(123,351)	—	(154,956)	—
Gain (loss) on commodity derivatives	1,330	18,099	(13,997)	10,431
Impairment of investment and other	1,367	743	(5,832)	2,307
Total other income (expense)	(143,267)	5,277	(241,042)	(27,713)
Loss before income taxes	(156,280)	(14,462)	(324,197)	(78,692)
Income tax benefit	7,504	5,039	59,223	27,705
NET LOSS	$(148,776)	$(9,423)	$(264,974)	$(50,987)

Net loss per common share:
Basic	$(10.62)	$(0.77)	$(20.72)	$(4.19)
Diluted	$(10.62)	$(0.77)	$(20.72)	$(4.19)
Weighted average common shares outstanding:
Basic	14,013	12,170	12,789	12,170
Diluted	14,013	12,170	12,789	12,170

CLAYTON WILLIAMS ENERGY, INC. CONSOLIDATED BALANCE SHEETS (In thousands) ASSETS

	September 30,	December 31,
	2016	2015
CURRENT ASSETS	(Unaudited)

Cash and cash equivalents	$182,993	$7,780
Short-term investments	40,041	—
Accounts receivable:
Oil and gas sales	16,529	16,660
Joint interest and other, net	4,764	3,661
Affiliates	187	260
Inventory	26,648	31,455
Deferred income taxes	8,778	6,526
Prepaids and other	2,031	2,463
	281,971	68,805
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	2,622,942	2,585,502
Pipelines and other midstream facilities	62,609	60,120
Contract drilling equipment	123,931	123,876
Other	22,268	19,371
	2,831,750	2,788,869
Less accumulated depreciation, depletion and amortization	(1,684,423)	(1,587,585)
Property and equipment, net	1,147,327	1,201,284

OTHER ASSETS
Investments and other	7,654	17,331
	$1,436,952	$1,287,420

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable:
Trade	$37,438	$29,197
Oil and gas sales	19,750	19,490
Affiliates	1,209	383
Fair value of commodity derivatives	10,136	—
Accrued liabilities and other	24,262	16,669
	92,795	65,739
NON-CURRENT LIABILITIES
Long-term debt	846,507	742,410
Deferred income taxes	52,025	108,996
Fair value of commodity derivatives	1,490	—
Fair value of common stock warrants	171,720	—
Asset retirement obligations	62,478	48,728
Accrued compensation under non-equity award plans	22,585	16,254
Deferred revenue from volumetric production payment and other	4,572	5,695
	1,161,377	922,083
STOCKHOLDERS’ EQUITY
Preferred stock, par value $.10 per share	—	—
Common stock, par value $.10 per share	1,749	1,216
Additional paid-in capital	300,309	152,686
Retained earnings (accumulated deficit)	(119,278)	145,696
Total stockholders' equity	182,780	299,598
	$1,436,952	$1,287,420

CLAYTON WILLIAMS ENERGY, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(148,776)	$(9,423)	$(264,974)	$(50,987)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation, depletion and amortization	38,349	36,861	115,140	121,636
Impairment of property and equipment	1,091	3,089	3,438	5,620
Abandonments and impairments	2,483	874	3,507	5,005
(Gain) loss on sales of assets and impairment of inventory, net	(9,901)	3,414	(7,938)	(835)
Deferred income tax benefit	(7,504)	(5,039)	(59,223)	(27,705)
Non-cash employee compensation	(623)	(2,679)	7,245	4,405
(Gain) loss on commodity derivatives	(1,330)	(18,099)	13,997	(10,431)
Cash settlements of commodity derivatives	(2,347)	6,352	(2,371)	4,585
Loss on change in fair value of common stock warrants	123,351	—	154,956	—
Accretion of asset retirement obligations	1,290	1,001	3,360	2,936
Amortization of debt issue costs and original issue discount	1,564	746	5,517	2,241
Gain on early extinguishment of long-term debt	(3,967)	—	(3,967)	—
Paid in-kind interest expense	13,925	—	27,196	—
Amortization of deferred revenue from volumetric production payment	(427)	(1,680)	(1,066)	(5,181)
Impairment of investment and other	149	265	8,530	669
Changes in operating working capital:
Accounts receivable	(1,325)	4,280	(898)	25,307
Accounts payable	9,654	(5,846)	(1,702)	(32,057)
Other	8,416	12,260	7,219	9,788
Net cash provided by operating activities	24,072	26,376	7,966	54,996
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(33,357)	(30,413)	(62,331)	(155,680)
Termination of volumetric production payment	—	(13,703)	—	(13,703)
Net (purchase) redemption of short-term investments	53,910	—	(40,041)	—
Proceeds from sales of assets	22,193	14,744	27,369	47,484
Decrease in equipment inventory	1,075	103	1,552	1,130
Proceeds from volumetric production payment and other	(821)	1,001	(689)	1,499
Net cash provided by (used in) investing activities	43,000	(28,268)	(74,140)	(119,270)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	—	3,000	343,237	45,000
Net repayments of Senior Notes	(95,001)	—	(95,001)	—
Repayments of long-term debt	—	—	(160,000)	—
Payment of debt issuance costs	(51)	—	(10,958)	—
Proceeds from sale of common stock	147,346	—	147,346	—
Proceeds from issuance of common stock warrants	—	—	16,763	—
Net cash provided by financing activities	52,294	3,000	241,387	45,000

(Continued)

CLAYTON WILLIAMS ENERGY, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED (Unaudited) (In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	119,366	1,108	175,213	(19,274)
CASH AND CASH EQUIVALENTS
Beginning of period	63,627	7,634	7,780	28,016
End of period	$182,993	$8,742	$182,993	$8,742

CLAYTON WILLIAMS ENERGY, INC.
COMPUTATION OF ADJUSTED NET LOSS (NON-GAAP)
(Unaudited)
(In thousands, except per share)

Adjusted net loss is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as a tool for operating trends analysis and industry comparisons. Adjusted net loss is not an alternative to net loss presented in conformity with GAAP.

The Company defines adjusted net loss as net loss before changes in fair value of commodity derivatives and common stock warrants, abandonments and impairments, impairments of property and equipment, net (gain) loss on sales of assets and impairment of inventory, gain on early extinguishment of long-term debt, amortization of deferred revenue from volumetric production payment, impairment of investments, certain non-cash and unusual items and the impact on taxes of the adjustments for each period presented.

The following table is a reconciliation of net loss (GAAP) to adjusted net loss (non-GAAP):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net loss	$(148,776)	$(9,423)	$(264,974)	$(50,987)
(Gain) loss on commodity derivatives	(1,330)	(18,099)	13,997	(10,431)
Cash settlements of commodity derivatives	(2,347)	6,352	(2,371)	4,585
Loss on change in fair value of common stock warrants	123,351	—	154,956	—
Abandonments and impairments	2,483	874	3,507	5,005
Impairment of property and equipment	1,091	3,089	3,438	5,620
Net (gain) loss on sales of assets and impairment of inventory	(9,901)	3,414	(7,938)	(835)
Gain on early extinguishment of long-term debt	(3,967)	—	(3,967)	—
Amortization of deferred revenue from volumetric production payment	(427)	(1,680)	(1,066)	(5,181)
Non-cash employee compensation	(623)	(2,679)	7,245	4,405
Impairment of investment and other	149	265	8,530	669
Tax impact (a)	5,205	2,945	(7,481)	(1,351)
Adjusted net loss	$(35,092)	$(14,942)	$(96,124)	$(48,501)

Adjusted earnings per share:
Diluted	$(2.50)	$(1.23)	$(7.52)	$(3.99)

Weighted average common shares outstanding:
Diluted	14,013	12,170	12,789	12,170

Effective tax rates	35.0%	34.8%	35.0%	35.2%
_______

(a)
The tax impact is computed utilizing the Company’s effective tax rate on the adjustments for each period presented, giving effect to the loss on change in fair value of common stock warrants being non-deductible for income tax purposes.

CLAYTON WILLIAMS ENERGY, INC. COMPUTATION OF EBITDAX (NON-GAAP) (Unaudited) (In thousands)

EBITDAX is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as an indication of an entity's ability to meet its debt service obligations and to internally fund its exploration and development activities. EBITDAX is not an alternative to net loss or cash flow from operating activities, or any other measure of financial performance presented in conformity with GAAP.

The Company defines EBITDAX as net loss before interest expense, income taxes, exploration costs, net (gain) loss on sales of assets and impairment of inventory, gain on early extinguishment of long-term debt and all non-cash items in the Company's statements of operations, including depreciation, depletion and amortization, impairment of property and equipment, accretion of asset retirement obligations, amortization of deferred revenue from volumetric production payment, certain employee compensation, changes in fair value of commodity derivatives and common stock warrants, impairment of investments and certain non-cash and unusual items.

The following table reconciles net loss to EBITDAX:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net loss	$(148,776)	$(9,423)	$(264,974)	$(50,987)
Interest expense	26,580	13,565	70,224	40,451
Income tax benefit	(7,504)	(5,039)	(59,223)	(27,705)
Exploration:
Abandonments and impairments	2,483	874	3,507	5,005
Seismic and other	(8)	239	421	1,210
Net (gain) loss on sales of assets and impairment of inventory	(9,901)	3,414	(7,938)	(835)
Gain on early extinguishment of long-term debt	(3,967)	—	(3,967)	—
Depreciation, depletion and amortization	38,349	36,861	115,140	121,636
Impairment of property and equipment	1,091	3,089	3,438	5,620
Accretion of asset retirement obligations	1,290	1,001	3,360	2,936
Amortization of deferred revenue from volumetric production payment	(427)	(1,680)	(1,066)	(5,181)
Non-cash employee compensation	(623)	(2,679)	7,245	4,405
(Gain) loss on commodity derivatives	(1,330)	(18,099)	13,997	(10,431)
Cash settlements of commodity derivatives	(2,347)	6,352	(2,371)	4,585
Loss on change in fair value of common stock warrants	123,351	—	154,956	—
Impairment of investment and other	149	265	8,530	669
EBITDAX	$18,410	$28,740	$41,279	$91,378

The following table reconciles net cash provided by operating activities to EBITDAX:

Net cash provided by operating activities	$24,072	$26,376	$7,966	$54,996
Changes in operating working capital	(16,745)	(10,694)	(4,619)	(3,038)
Seismic and other	(8)	239	421	1,210
Cash interest expense	11,091	12,819	37,511	38,210
EBITDAX	$18,410	$28,740	$41,279	$91,378

CLAYTON WILLIAMS ENERGY, INC.
SUMMARY PRODUCTION AND PRICE DATA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Oil and Gas Production Data:
Oil (MBbls)	914	1,026	2,707	3,330
Gas (MMcf)	1,287	1,590	3,756	4,458
Natural gas liquids (MBbls)	155	142	427	418
Total (MBOE)(a)	1,284	1,433	3,760	4,491
Total (BOE/d)	13,952	15,576	13,723	16,451
Average Realized Prices (b) (c):
Oil ($/Bbl)	$40.62	$43.26	$36.44	$46.93
Gas ($/Mcf)	$2.94	$2.71	$2.19	$2.65
Natural gas liquids ($/Bbl)	$13.14	$11.01	$12.21	$13.09
Gain (Loss) on Settled Commodity Derivative Contracts (c):
($ in thousands, except per unit)
Oil:
Cash settlements received (paid)	$(2,347)	$6,352	$(2,371)	$4,585
Per unit produced ($/Bbl)	$(2.57)	$6.19	$(0.88)	$1.38
Average Daily Production (d):
Oil (Bbls):
Permian Basin Area:
Delaware Basin	3,749	3,175	3,161	3,561
Other (e)	2,789	3,221	2,856	3,141
Austin Chalk	1,635	1,806	1,705	1,884
Eagle Ford Shale	1,518	2,634	1,721	3,269
Other (f)	244	316	437	343
Total	9,935	11,152	9,880	12,198
Natural Gas (Mcf):
Permian Basin Area:
Delaware Basin	2,833	2,766	2,678	3,036
Other (e)	5,821	6,771	5,732	6,653
Austin Chalk	1,706	1,708	1,702	1,737
Eagle Ford Shale	299	451	339	540
Other (f)	3,330	5,587	3,257	4,364
Total	13,989	17,283	13,708	16,330
Natural Gas Liquids (Bbls):
Permian Basin Area:
Delaware Basin	543	408	458	417
Other (e)	823	814	764	794
Austin Chalk	196	179	184	169
Eagle Ford Shale	82	121	84	126
Other (f)	41	21	68	25
Total	1,685	1,543	1,558	1,531

(Continued)

CLAYTON WILLIAMS ENERGY, INC.
SUMMARY PRODUCTION AND PRICE DATA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
BOE/d:
Permian Basin Area:
Delaware Basin	4,764	4,044	4,065	4,484
Other (e)	4,583	5,164	4,575	5,044
Austin Chalk	2,115	2,270	2,173	2,343
Eagle Ford Shale	1,650	2,830	1,862	3,485
Other (f)	840	1,268	1,048	1,095
Total	13,952	15,576	13,723	16,451

Oil and Gas Costs ($/BOE Produced):
Production costs	$13.84	$14.42	$14.40	$14.96
Production costs (excluding production taxes)	$12.25	$12.68	$13.00	$12.99
Oil and gas depletion	$27.09	$23.26	$27.64	$24.60
______

(a)	Natural gas reserves have been converted to oil equivalents at the ratio of six Mcf of gas to one Bbl of oil.

(b)
Oil and gas sales includes $0.4 million for three months ended September 30, 2016, $0.8 million for the three months ended September 30, 2015, $1.1 million for the nine months ended September 30, 2016 and $4.3 million for the nine months ended September 30, 2015 of amortized deferred revenue attributable to a volumetric production payment (“VPP”) transaction effective March 1, 2012. In August 2015, we terminated the VPP covering 277 MBOE of oil and gas production from August 2015 through December 2019 for $13.7 million. The calculation of average realized sales prices excludes production of 7,371 barrels of oil and 4,898 Mcf of gas for the three months ended September 30, 2015 and 53,026 barrels of oil and 35,735 Mcf of gas for the nine months ended September 30, 2015 associated with the VPP.

(c)
No commodity derivatives were designated as cash flow hedges in the table above.  All gains or losses on settled commodity derivatives were included in other income (expense) - gain (loss) on commodity derivatives.

(d)	Historical average daily production volumes have been reclassified to conform with current period presentation.

(e)
The average daily production related to interests in certain wells in Glasscock County, Texas sold in July 2016 was 90 total BOE for the three months ended September 30, 2016, 90 total BOE for the three months ended September 30, 2015, 66 total BOE for the nine months ended September 30, 2016 and 119 total BOE for the nine months ended September 30, 2015.

(f)
The average daily production related to selected leases and wells in South Louisiana sold in September 2015 was 584 total BOE for the three months ended September 30, 2015 and 521 total BOE for the nine months ended September 30, 2015.

CLAYTON WILLIAMS ENERGY, INC.
SUMMARY OF OPEN COMMODITY DERIVATIVES
(Unaudited)

The following summarizes information concerning the Company’s net positions in open commodity derivatives applicable to periods subsequent to September 30, 2016. Settlement prices of commodity derivatives are based on NYMEX futures prices.

Swaps:

	Oil
	MBbls	Price
Production Period:
4th Quarter 2016	619	$41.18
2017	407	$45.58
	1,026

Costless Collars:

Oil
		Weighted	Weighted
		Average	Average
	MBbls	Floor Price	Ceiling Price
Production Period:
2017	1,415	$42.27	$51.66
1,415